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                                                                   EXHIBIT 21.01

                        LIST OF REGISTRANT'S SUBSIDIARIES


             Name                     Jurisdiction of Organization     Percentage Owned by Registrant
             ----                     ----------------------------     ------------------------------
HNC Insurance Solutions, Inc.         California                          100%
Retek Information Systems, Inc.       Delaware                            100%
Retek Information Systems Inc.        Canada                              100%
Retek Information Systems Ltd.        United Kingdom                      100%
Retek Information Systems Pty. Ltd.   Australia                           100%
Retek Information Systems             France                              100%
Retek Information Systems GmbH        Germany                             100%
Practical Control Systems             Ohio                                100%
Technologies, Inc.
Financial Technology, Inc.            Illinois                            100%
Aptex Software, Inc.                  California                         85.8%